AmREIT Announces Third Quarter Operating Results

HOUSTON, TX (November 12, 2003) - AmREIT (AMEX: AMY), a Texas-based real estate investment trust, announced that its net income available to its class A shareholders ("EPS") for the third quarter 2003 was $0.072 per class A share, compared with a loss of $0.744 per share for the same period in 2002. AmREIT's EPS for the nine months ended September 30, 2003 was $0.150 compared with a loss of $0.568 for the same period in 2002. Funds from operations ("FFO") for the third quarter of 2003 totaled $0.148 per class A share, compared with ($0.648) for the same period in 2002. AmREIT's FFO for the nine months ended September 30, 2003 was $0.380 per class A share compared with ($0.373) for the same period in 2002. Reg G disclosure, including a reconciliation of net income to FFO is included in the financial tables accompanying this press release. Diluted earnings per share information is not disclosed due to the accretive nature of the common class B and class C shares.

During the third quarter, AmREIT purchased a TGI Friday's restaurant in Hanover, Maryland, and contracted for approximately $22.4 million of single tenant and multi-tenant real estate projects that are anticipated to close during the fourth quarter, subject to completion of due diligence and customary closing conditions. These acquisitions will be funded primarily from proceeds of AmREIT's $44 million class C offering. The first significant contribution to earnings from these acquisitions and developments will take place in the first quarter 2004. These acquisitions, complemented by the public offering of the class C common shares, should continue to fuel the Company's growth.

Management expects EPS loss for the calendar year 2003 of between $0.155 and $0.175 per class A share due to an anticipated non-cash charge to earnings of $0.371 per class A share related to deferred merger costs. Management expects FFO adjusted for certain non-cash deferred merger costs (adjusted FFO), for the calendar year of 2003 of between $0.540 and $0.560 per class A share. This represents an increase in adjusted FFO of over 20% when compared to adjusted FFO of $0.420 per class A share for 2002. AmREIT updates earnings guidance on a quarterly basis.

AmREIT is an American Stock Exchange listed real estate investment trust operating in two distinct lines of business. The Investment Sponsorship division is a sponsor of high quality real estate investment opportunities to the independent financial planning community. The Company researches, identifies and participates in quality real estate opportunities and works hand in hand with the broker-dealer financial services community to sponsor real estate investment products and services. AmREIT's real estate team focuses on the acquisition, development, management, brokerage and ownership of freestanding credit-tenant leased and multi-tenant shopping centers located contiguous to major thoroughfares and traffic generators. AmREIT projects have been leased to parent companies such as Goodyear Tire, Washington Mutual, IHOP, McDonalds, Memorial Herman Hospital, RadioShack, Sprint, Coldwell Banker, Jack in the Box, Guaranty Federal, Bennigan's, Chili's, Texas Children's Hospital, and Discount Tire.

In addition to historical statements included in this press release, certain statements are included that state the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future and are considered "forward looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, which by their nature, involve known and unknown risks and uncertainties. The Company's actual results, performance, or achievements could differ materially from those expressed as implied by such statements. Reference is made to the Company's regulatory filings with the Securities and Exchange Commission for information or factors, which may impact the Company's performance.

For further information, contact AmREIT's Investor Relations Department at 800-888-4400 or 713-850-1400, or access our web site at www.amreit.com.

                                                                Operating Results
                                                                   (Unaudited)

                                                Three Months Ended                  Nine Months Ended
                                                   September 30,                      September 30,
Revenues:                                      2003             2002              2003             2002
     Rental income from
       operating leases                     $1,243,067       $1,007,891        $3,575,964        $2,259,905
     Earned income from direct
       financing leases                        681,309          594,429         1,950,637         1,222,780
     Service fee income                        944,530          725,967         2,004,390         1,258,377
     Management fees                            78,302           50,910           188,549           236,316
     Income from non-consolidated
          affiliates                             7,138                -            92,476           283,509
     Gain on sale of real estate
       acquired for resale                     237,579          (37,061)          237,579           (37,061)

     Interest and other income                   1,459              542             5,289           209,859
                                            __________       __________        __________        __________
                         Total Revenues     $3,193,384       $2,342,678        $8,054,884        $5,433,685

Expenses:
     General operating and
       administrative                          869,675          648,849         2,407,338         1,894,836
     Legal and professional                    864,535          365,400         1,597,211           694,861
     Interest                                  598,189          519,665         1,743,535         1,183,345
     Deferred merger costs                           -        1,904,370                           1,904,370
     Depreciation and amortization             216,375          226,049           617,946           454,356
                                            __________       __________        __________        __________
                         Total Expenses     $2,548,774       $3,664,333        $6,366,030        $6,131,768

Income (loss) before federal income
     taxes and minority interest in
     income of consolidated joint
     ventures                                  644,610       (1,321,655)        1,688,854          (698,083)

Federal income tax expense for
     taxable REIT subsidiary                   (15,300)         (75,000)                -           (90,000)

Minority interest in income of
     consolidated joint venture                (45,841)         (35,339)         (128,790)         (307,284)
                                            __________       __________        __________        __________

Income (loss) from continuing
       operations                              583,469       (1,431,994)        1,560,064        (1,095,367)

Income from discontinued operations             75,531           61,966           205,917           168,943
                                            __________       __________        __________        __________

Net income (loss)                              659,000       (1,370,028)        1,765,981          (926,424)

Distributions paid to class B and C
     shareholders                             (457,343)        (423,732)       (1,349,010)         (423,732)
                                            __________       __________        __________        __________


Net income (loss) available to class A
     shareholders                        $     201,657      $(1,793,760)      $   416,971       $(1,350,156)


Reconciliation of Net Income (loss) to
Funds From Operations ("FFO"):
     Net income (loss)                   $     659,000      $(1,370,028)      $ 1,765,981       $  (926,424)
     Depreciation                              214,870          231,563           642,245           462,836
     Class B & C distributions                (457,343)        (423,732)       (1,349,010)         (423,732)
                                         _____________      ___________       ___________       ___________

        FFO available to class A Shares  $     416,527      $(1,562,197)      $ 1,059,216       $  (887,320)

Basic Per Share Data:
    Net income (loss) available to
     class A  shareholders               $    0.072         $   (0.744)       $   0.150         $   (0.568)

Income from discontinued operations
     per class A share                        0.027              0.026            0.074              0.071

    FFO - Basic                               0.148             (0.648)           0.380             (0.373)

    Distributions per class A share           0.110              0.107            0.332              0.248

    Distributions per class B & C
             share                            0.186              0.215            0.577              0.638

Weighted average number of class  A
     common shares outstanding             2,805,753          2,412,544        2,788,303          2,376,569

Weighted average number of class   B
     common shares outstanding             2,399,128          1,972,240        2,316,067            664,638

Weighted average number of class   C
     common shares outstanding                64,580                  -          21,763                   -


                                                       Balance Sheet Highlights
                                                              (Unaudited)

                                                                             As of September 30,
                                                                          2003                2002
Real estate held for investment, net                                $  45,849,893       $  49,306,778
Net investment in direct financing leases                              22,048,739          22,356,174
Real estate held for sale, net                                          8,850,670                   -
Total assets                                                           80,771,842          74,225,487
Notes payable                                                          38,308,124          33,634,770
Total liabilities                                                      39,697,066          34,530,636
Minority interest                                                         821,380             629,845
Total shareholders' equity                                             40,253,396          39,065,006


                         Non-GAAP Financial Disclosure
                                  (Unaudited)

This press release contains certain non-GAAP financial measures that management believes are useful in evaluating an equity REIT's performance. AmREIT's definitions and calculations of non-GAAP financial measures may differ from those used by other equity REIT's, and therefore may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating results, or to net cash provided by operating activities as a measure of our liquidity.

 AmREIT considers FFO to be an appropriate measure of performance of an equity REIT. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from sales of property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. AmREIT further adjusts FFO by adding back non-cash charges to earnings related to the issuance of stock in conjunction with the payment of deferred merger costs, resulting in its adjusted FFO. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company's real estate between periods, or as compared to different companies. FFO is not defined by GAAP and should not be considered as an alternative to net income as an indication of our operating performance or to net cash provided by operating activities as a measure of our liquidity. FFO and adjusted FFO as disclosed by other REITs may not be comparable to AmREIT's calculation.

Projected FFO is calculated in a method consistent with historical FFO, and AmREIT considers projected FFO to be an appropriate supplemental measure when compared with projected EPS. A reconciliation of the projected FFO to projected EPS per share is provided below:

                                                           Projected 2003 Range
                                                                                   Historical
                                                             High         Low       12/31/02
Net loss available to class A shareholders                 ($0.155)     ($0.175)    ($ 0.617)
Depreciation and amortization                                0.344        0.344        0.249
Plus loss on sale of real estate                                 -            -        0.019
                                                           _______      _______     ________
         FFO available to class A shareholders               0.189        0.169       (0.349)
Deferred merger costs                                        0.371        0.371        0.769
                                                           _______      _______     ________
                      Adjusted FFO                          $0.560       $0.540       $0.420
                                                           _______      _______     ________
                                                           _______      _______     ________
